EXHIBIT D

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2002
U.S. DOLLARS IN THOUSANDS


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

                                                                                                       PRO FORMA
                                                LIL MARC       INKSURE     PRO FORMA ADJUSTMENTS       COMBINED BALANCE
                                                -----------    ----------  ------------------------    -------------------

ASSETS:

CURRENT ASSETS:
Cash and cash equivalents                       223            66                    5,157                 5,446
Trade receivable                                               184                                         184
Other accounts receivable and
prepaid expenses                                               209                                         209
Inventories                                                    78                                          78
                                                -----------    ----------                                  ------------

TOTAL CURRENT ASSETS                            223            537                                         5,917
                                                -----------    ----------                                  ------------

SEVERANCE PAY FUND                                             56                                          56
                                                -----------    ----------                                  ------------

PROPERTY AND EQUIPMENT, NET                                    385                                         385
                                                -----------    ----------                                  ------------

TOTAL ASSETS                                    223            978                                         6,358
                                                -----------    ----------                                  ------------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY:

CURRENT LIABILITIES:
Short-term bank credit                                         (226)                                       (226)
Short-term loan from related party                             (200)                                       (200)
Trade payable                                   (14)           (209)                                       (223)
Employees and payroll liabilities                              (119)                                       (119)
Accrued expenses and other liabilities                         (262)                                       (262)
                                                -----------    ----------                                  ------------

TOTAL CURRENT LIABILITIES                       (14)           (1,016)                                     (1,030)
                                                -----------    ----------                                  ------------

ACCRUED SEVERANCE PAY                                          (69)                                        (69)
                                                -----------    ----------                                  ------------

SHAREHOLDERS' DEFICIENCY:


                                                                D-1
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Share capital :
Ordinary shares of $0.01 par value -
Authorized: 45,000,000 shares
Issued and outstanding: 11,229,210 shares       (27)           (64)                  16        (37)        (112)
Additional paid-in capital                      (268)          (3,103)               70        (5,120)     (8,421)
Deferred stock compensation                                    219                                         219
Accumulated other comprehensive income                         (118)                                       (118)
Accumulated deficit                             (86)           3,173                 (86)                  3,173
                                                -----------    ----------                                  ------------

TOTAL SHAREHOLDERS EQUITY (DEFICIENCY)          (209)          107                                         (5,259)
                                                -----------    ----------                                  ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIENCY)                             (223)          (978)                                       (6,358)
                                                -----------    ----------            -----------------     ------------


                                                                D-2


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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
AS OF DECEMBER 31, 2001
U.S. DOLLARS IN THOUSANDS

                                                                                                           PRO FORMA
                                                                                                           COMBINED STATEMENTS
                                                LIL MARC       INKSURE     PRO FORMA  ADJUSTMENTS          OPERATIONS
                                                ----------     ----------  ---------------------------     -------------------------

Revenues                                                          $ 1,770                                          $ 1,770

Cost of revenues                                                       43                                               43
                                                -----------    ----------                                       ----------

Gross profit                                                        1,727                                            1,727
                                                -----------    ----------                                       ----------

Operating expenses:
Research and development                                              874                                              874
Selling and marketing                                                 751                                              751
General and administrative                               30           573                                              603
                                                -----------    ----------                                       ----------

Total operating expenses                                 30          2198                                            2,228
                                                -----------    ----------                                       ----------

Operating loss                                           30           471                                              501
Financial expenses (income), net                         -9           -71                                              -80
                                                -----------    ----------                                       ----------
Net loss                                                $21         $ 400                                            $ 421
                                                ===========    ==========                                       ==========



                                                                D-3
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